UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    June 3, 2009

THE DIRECTV GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31945	52-1106564
(Commission File Number)	(IRS Employer Identification No.)

2230 East Imperial Highway
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-5000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors or Certain Officers; Appointment of Certain Officers

On June 3, 2009, The DIRECTV Group, Inc. (the “Company”) issued a press release announcing that the Board of Directors of the Company (the “Board”) accepted the resignation of Chase Carey as a member of the Board and President and Chief Executive Officer effective July 1, 2009.  The Board has formed a committee of directors tasked with searching for a new President and Chief Executive Officer. In the interim, the Board of Directors has appointed Larry D. Hunter as Chief Executive Officer effective July 1, 2009 in addition to his current responsibilities of Executive Vice President of Legal, Human Resources and Administration, General Counsel and Corporate Secretary.  A copy of the press release relating to such announcement, dated June 3, 2009, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Hunter has served as Executive Vice President, General Counsel and Corporate Secretary of the Company since January 2004. He served as Senior Vice President from June 2001 to January 2004 and as General Counsel since December 2002.  He was named Associate General Counsel in June 2001 and was named Corporate Vice President in August 1998.  Mr. Hunter served as Chairman and Chief Executive Officer of DIRECTV Japan from 1998 until 2001.  Mr. Hunter was assigned responsibility for overseeing the Human Resources and Corporate Communications departments in 2007, and the Administration department in 2008.  Mr. Hunter is 59 years old.  The Company entered into an employment agreement with Mr. Hunter in 2007, which is attached as Exhibit 10.3 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on February 12, 2007. This document may be accessed through the SEC's website at www.sec.gov.

ITEM 9.01             Financial Statements and Exhibits

(d)	Exhibit 99.1 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DIRECTV GROUP, INC.
(Registrant)

Date: June 4, 2009	By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President, Legal, Administration and Human Resources, General Counsel and Corporate Secretary

EXHIBIT INDEX
Exhibit No.	Exhibit

99.1	Press Release dated June 3, 2009